CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Québec H3B 4L8 Telephone: 514-878-2691 Fax: 514-878-2127 www.rcgt.com

We have issued our report dated October 9, 2009 (except for Note 18, which is as of November 12, 2009) and our comments by independent registered chartered accountants for U.S. readers on Canada-U.S. reporting differences dated October 9, 2009 (except for Note 18, which is as of November 12, 2009), with respect to the consolidated financial statements included in the Annual Report of Sand Technology lnc. on Form 20-F for the year ended July 31, 2009. We hereby consent to the incorporated by reference of said report and comments in the Registration Statements of Sand Technology Inc. on Forms 5-8 (File No. 333- 08538, effective March 27, 1998 and File No. 333-07462, effective August 20, 1997) and Form F-3 (File No. 333-51014, effective August 18, 2000).

Montreal, December 4, 2009

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1 Chartered accountant auditor permit no. 20154

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